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                                                                 EXHIBIT 10.22

                                   SUBLEASE

AGREEMENT OF SUBLEASE ("Sublease) made this 25th day of March 1999, between INTERIM HEALTHCARE, INC, having its principal office at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, hereinafter referred to as ("Sublandlord"), and True Vision International, Inc. a Delaware corporation ("Subtenant").

NOW, THEREFORE, in consideration of the premises and the mutual undertakings, covenants, promises, and agreements of the parties, IT IS AGREED AS FOLLOWS:

1.  SUBLEASE

    1.1 Metro Center Associates, L.P. successor in interest to Unum Pension and Insurance Company ("Landlord")and Sublandlord entered into a lease ("Lease") made the 9th day of August, 1991, and 1st amendment to lease dated 11th day of November, 1996, for certain premises ("Leasehold") in the building located at 1720 Louisiana BLVD, N.E., Suite 110, Albuquerque, NM, 87110 ("Building"), a copy of which Lease is attached hereto and made a part hereof as EXHIBIT "A". Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord a portion of the Leasehold ("Subleased Premises") shown cross-hatched on EXHIBIT "B" attached hereto and made a part hereof.

    1.2 This Sublease is expressly made subject and subordinate to all the terms, covenants and conditions of said Lease which are incorporated herein by reference. Subtenant agrees to use the Subleased Premises in accordance with the terms, covenants and conditions of said Lease, and not do or omit to do anything which will breach any of the terms, conditions and covenants thereof. Subtenant further agrees to assume the obligation for performance of all Sublandlord's obligations under the Lease, except as may be specifically modified by this Sublease, with respect only to the Subleased Premises, and except in respect to the amount of Rent (as defined below) to be paid. Sublandlord has not offered nor conveyed any rights not afforded Sublandlord by Landlord under the Lease.

    1.3 Subtenant has no authority to contact or make any agreement with Landlord concerning the Subleased Premises or the Lease, and Subtenant shall not make any payment of Rent or other charges to Landlord but only to Sublandlord; the Lease describes Landlord's duties; and Sublandlord is not obligated to perform Landlord's duties. If Landlord fails to perform its duties, Subtenant shall promptly provide notice to Sublandlord, then Sublandlord shall promptly notify Landlord and demand that Landlord comply with the Lease. In no event shall Sublandlord incur any liability, be responsible nor shall there be any set-off, deduction or abatement of Rent arising from Landlord's failure to comply with its duties.

2.  TERM: POSSESSION

    2.1 The term ("Term") of this Sublease shall commence on May 1, 1999 ("Commencement Date") and shall expire on December 28, 2001, unless sooner terminated pursuant to the terms hereof or the Lease. Notwithstanding the foregoing, it is expressly understood and agreed by Subtenant that this Sublease is subject to approval of Landlord pursuant to the provisions of the Lease. In the event this Sublease is not approved by Landlord, Sublandlord shall not be liable to Subtenant for any costs, expenses (including, without limitation, attorneys fees and expenses) or for any damages in any manner whatsoever, and this Sublease shall be null and void and of no force and effect ab initio.

    2.2 Subject to receipt of a fully executed Sublease agreement, the Deposit and Landlord's

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consent to this Sublease including, without limitation, execution by
Landlord, Sublandlord and Subtenant of a written consent to this Sublease, Sublandlord shall render to Subtenant possession of the Subleased Premises upon full execution of this sublease. If tender of possession of the Subleased Premises by Sublandlord to Subtenant is delayed through no fault of Sublandlord beyond the date stated in the preceding sentence, including, without limitation, any delay occasioned by the approval by Landlord and execution by all parties of a written consent to this Sublease, the Sublease shall remain in full force and effect, except that the Rent shall be abated on a pro-rata basis for the period until possession shall be tendered to Subtenant unless such delay is caused by act, omission or misconduct of Subtenant.

3.  RENT: DEPOSIT

    3.1 Subtenant shall pay rent ("Rent") to Sublandlord at the address designated in Article 8 hereof or at such other location designated by Sublandlord in monthly installments in advance on the first (1st) day of each month without offset, deduction, or abatement and without notice as follows:

           BASE RENTAL     Annual base rent per square foot comprising of
           approximately 2,079 rentable square feet.
           4/1/1999--12/31/99-$15.00 P.S.F.
           1/1/2000--12/31/2000-$15.50 P.S.F.
           1/1/2001--12/29/2001-$16.00 P.S.F. Subtenant shall pay any sales tax on Rent, if any, with each monthly installment of Rent. All sums to be paid by Subtenant other than Rent shall be payable as additional rent ("Additional Rent") (collectively herein "Rent" and "Additional Rent" are referred to as "Rent"). RENT SHALL BE ABATED FROM APRIL 1, 1999 THROUGH AND INCLUDING APRIL 30, 1999.

    3.2 Subtenant shall, concurrently with execution of this Sublease, deliver to Sublandlord a security deposit ("Deposit") in the amount of $5544.00. The Deposit shall be held by Sublandlord to insure Subtenant's performance of all of its obligations under the Sublease. Sublandlord shall have the right from time to time without prejudice to any other remedy Sublandlord may have on account hereof, to apply the Deposit, or any part thereof, to Sublandlord's damages arising from any default on the part of Subtenant. Provided Subtenant shall have fully and timely complied with all of the terms, covenants and conditions of this Sublease, Sublandlord shall return the Deposit, or remainder thereof not previously applied, to Subtenant on the expiration or earlier termination of the Term and surrender by Subtenant of possession of the Subleased Premises to Sublandlord. Sublandlord may hold the Deposit without any obligation to pay interest thereon and may commingle the Deposit with Sublandlord's other funds. If Sublandlord conveys Sublandlord's interest under this Sublease, the Deposit, or any part thereof not previously applied, may be turned over by Sublandlord to Sublandlord's grantee, whereupon, Subtenant agrees to look solely to such grantee for application and return of the Deposit in accordance herewith.

4. SERVICES: UTILITIES. Subtenant shall look solely to Landlord to furnish services required under the Lease, and in no event whatsoever shall Subtenant look to Sublandlord to furnish any services or shall this Sublease be construed to create any obligation on Sublandlord to furnish any services. Subtenant shall at all times cooperate with Landlord and Sublandlord and abide by all regulations and requirements established from time to time by Landlord for the proper functioning and protection of the heating, ventilating and air conditioning systems, utilities and other services necessary for the operation of the Subleased Premises and/or Building. Subtenant agrees to provide access to the Subleased Premises to Landlord, its agents and contractors for the performance of janitorial services, and to otherwise comply with the provisions of the Lease. Subtenant shall not be entitled to any diminution, reduction or abatement of Rent, or to any compensation, or to claim that this Sublease or any obligation of Sublandlord hereunder has been affected, diminished or terminated, due to any interruption, stoppage or curtailment of any


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services to be provided by Landlord. Subtenant agrees promptly notify
Sublandlord of any interruption, diminution, delay or discontinuance of services. Subtenant shall pay immediately upon request by Sublandlord or Landlord charges related to any additional (non-standard) services to the Subleased Premises requested by Subtenant for which extra costs are attributable.

5. USE. The Subleased Premises shall be used and occupied by Subtenant for the use set forth in the Lease and for no other purposes. Subtenant shall fully and promptly comply with the requirements of all present and future laws, rules, orders, ordinances and regulations applicable to the Subleased Premises to the same extent and in the same form as required of "Tenant" under the Lease. If Subtenant receives any notice of violation of any of the foregoing, Subtenant shall give prompt notice thereof to Sublandlord.

6.  CONDITION OF SUBLEASED PREMISES; SURRENDER; HOLDOVER.

    6.1 Subtenant accepts the Subleased Premises in their "AS-IS" condition. Subtenant acknowledges that it is not relying on any representation pr warranty whatsoever of Sublandlord or its agents and/or employees as to the condition, sufficiency or permitted uses of the Subleased Premises. Upon the expiration or earlier termination of the Terms, Subtenant shall, at its sole cost and expense, quit and surrender the Subleased Premises in as good a condition as when possession was delivered to Subtenant including, without limitation, removal of all Alterations (as defined below), damage thereto by fire or other insured casualty and normal wear and tear excepted, but only to the extent permitted under the Lease.

    6.2 Subtenant shall not holdover after the expiration of the Term, such possession shall be construed a tenancy at sufferance and Subtenant shall remain liable to Sublandlord for daily use and occupancy at the rate of two
(2) times the per diem Rent then in effect during the last month of the Term; and shall save, protect, defend (by counsel acceptable to Sublandlord) and hold Sublandlord harmless for all damages including, without limitation, consequential damages, arising from such holdover.

7.  REPAIRS; ALTERATIONS; MECHANIC'S LIENS.

    7.1 Subtenant shall be responsible for the payment of all repair costs in and to the Subleased Premises and the Building which would otherwise have been the responsibility of Sublandlord, including, without limitation, costs for any repairs due to work performed by Subtenant, the installation, use or operation of the Subleased Premises by Subtenant, the moving of any property of Subtenant in or out of the Subleased Premises and/or the Building, and/or any act, omission, neglect or misuse of the Subtenant or any of its employees, agents, contractors, invitees or licensees; and any fees due to Landlord under the Lease in connection with the performance of such repairs.

    7.2 Subtenant shall comply with all provisions of this Sublease and the Lease governing alterations, additions and improvements (collectively, "Alterations") and all other work to be performed by or on behalf of Subtenant to the Subleased Premises. All work to be performed by or for Subtenant and Alterations including, without limitation, construction and preparation of the Subleased Premises for Subtenant's occupancy, shall be at Subtenant's sole cost and expense and subject to Sublandlord's and Landlord's prior written consent.

    7.3 Subtenant shall keep the Subleased Premises, Building and all parts thereof at all times free of mechanic's liens and any other liens for labor, services, supplies, equipment or material purchased or procured, directly or indirectly, by or for Subtenant. Subtenant further agrees that Subtenant shall


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promptly pay, satisfy, bond against and/or discharge all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify, defend (by counsel acceptable to Sublandlord) and hold Sublandlord harmless against all costs and expenses incurred in the defense of any suit in discharging the Premises, Building or any part thereof from any liens, judgements, or encumbrances caused by Subtenant. All materialmen, contractors, mechanics and laborers are hereby charges with notice that they must look solely to the Subtenant, and not the Sublandlord, Landlord or their interest in the Subleased Premises, Leasehold or Building, to secure the payment of any bill for work done or material furnished at the request or instruction of Subtenant.

8.  INDEMNIFICATION; INSURANCE

    8.1 Subtenant shall indemnify, defend (by counsel acceptable to Sublandlord) and hold Sublandlord harmless against any and all claims, losses, damages, liabilities and expenses arising from Subtenant's use or occupancy of the Subleased Premises and/or other portions of the Building, including without limitation, the parking areas, or arising from any acts, omissions, neglect or fault of Subtenant or Subtenant's agents, employees, or invitees, or arising from Subtenant's failure to comply with the terms, covenants and/or conditions of this sublease, the Lease and/or any laws, statutes, ordinances, codes or regulations of any regulatory, governmental or quais-government local, state or federal authority. Sublandlords shall not be liable to Subtenant for any damages, losses or injures to the persons or property of Subtenant, except when arising from the gross negligence of Sublandlord, its agents or employees. All personal property placed or moved into the Subleased Premises or Building shall be at the risk of Subtenant or the owner thereof, and Sublandlord shall not be liable to Subtenant for any damage to said personal property. In the event Sublandlord shall be made a party to any litigation commenced against Subtenant. Subtenant shall save, indemnify, defend (by counsel acceptable to Sublandlord) and hold Sublandlord harmless in connection with such litigation and any appeal thereof.

    8.2 Subtenant shall carry commercial general liability insurance, including blanket contractual liability and automotive liability, and "All Risk" property insurance insuring the Subleased Premises against damage or destruction due to risk including fire, vandalism, malicious mischief, flood, earthquake, insuring Subtenant, Sublandlord and Landlord against any claims in reasonable amounts and upon terms and conditions as approved by Sublandlord but in no event with amounts lower than the greater of those required in the Lease, and Subtenant worker's compensation insurance with at least statutory minimum required limits, and in no event without an endorsement on all such policies that insurer shall provide at least thirty
(30) days prior written notice to Sublandlord of change in terms of insurance or cancellation thereof, which shall be written by good and solvent insurance companies of recognize responsibility, licensed to do business in the state where the Sublease Premises is located and acceptable to Sublandlord. Subtenant shall include Sublandlord and Landlord as "additional insureds" on all liability policies required to be maintained by Subtenant, shall provide for a waiver of suborgation against Sublandlord and Landlord on all casualty policies required to be maintained by Subtenant, shall provide Sublandlord with duplicate originals of all policies and endorsements or a certificate thereof, and shall provide Sublandlord notices and other documents provided to Landlord in satisfaction of the requirements of the Lease at such times as the same are provided to the Landlord. Subtenant's liability shall not be limited by the amount of insurance coverage to be maintained by Subtenant hereunder. Subtenant shall look solely to Sublandlord's leasehold interest in the Subleased Premises for the satisfaction of any monetary remedies obtained by Subtenant against Sublandlord, and no other property or assets of Sublandlord or its partners, principals, subsidiaries or parent companies, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies.


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9.  ASSIGNMENT.  Subtenant shall neither assign any of its rights hereunder nor re-sublet any of Subleased Premises without the prior written consent of Sublandlord, and Landlord if applicable.

10. DEFAULT BY SUBLANDLORD. If Sublandlord shall fail to comply with the Lease for more than thirty (30) days after written notice from Subtenant and such failure materially effects Subtenant's possession of the Subleased Premises, then Subtenant shall provide Sublandlord and Landlord a second notice, and Sublandlord and Landlord shall have thirty (30) days from receipt of such second notice to cure said failure. If Sublandlord or Landlord have commenced curing within such period and continue to diligently prosecute curing said default such period shall be extended for such period as Sublandlord and/or Landlord continue to diligently prosecute said default.

11.  DEFAULT BY SUBTENANT; REMEDIES.

     11.1 In addition to all of the rights and remedies that Sublandlord may exercise against Subtenant under the terms of this Sublease (and/or by law) in the event of Subtenant's default, Sublandlord shall be entitled to exercise against Subtenant all of such other and further rights and remedies as the "Landlord" may exercise against the "Tenant" under the Lease with regard to the Subleased Premises.

     11.2 The prevailing party shall bear all costs and expenses including, without limitation, reasonable attorneys' fees, arising from enforcement of the provisions of this Sublease. The remedies described in this section and the Lease are cumulative and in addition to and without waiver of all remedies allowed Sublandlord by this Sublease, case law, common law and/or statute now or hereafter in effect, and are not mutually exclusive. Subtenant agrees that the rights and remedies granted Sublandlord in this section are commercially reasonable.

     11.3 Nothing herein contained shall be construed as precluding Sublandlord from having such remedy as may be and become necessary in order to preserve the Sublandlord's right or the interest of Sublandlord in the Subleased Premises and in this Sublease, even before the expiration of the grace or notice periods, if any, provided for in this Sublease, if under particular circumstances then existing the allowance of such grace or the giving of such notice will prejudice or will endanger the rights and estate of Sublandlord in this Sublease or in the Subleased Premises.

12. NOTICE. All notices shall be in writing, and if to Subtenant shall be sent by nationally recognized reputable overnight courier requiring signature of addressee upon delivery, or by registered mail, return receipt requested, postage prepaid, addressed to the Subleased Premises, 1720 Louisiana Blvd., N.E., Suite 110, Albuquerque, New Mexico 87110, and if to Sublandlord shall be sent by nationally recognized reputable overnight courier requiring signature of addressee upon delivery, or by registered mail, return receipt requested, postage prepaid, addressed to 2050 Spectrum Boulevard, Fort Lauderdale, FL 33309, Attention: Real Estate Department, or to such other address as either party shall designate by written notice to the other. Notice shall be deemed given upon receipt or refusal to accept same.

13. RIGHT OF ENTRY. In addition to the rights of entry granted to the Landlord under the Lease with regard to the Subleased Premises, Sublandlord and/or any of its agents shall have the right to enter the Subleased Premises during all reasonable hours to examine the same, and/or to make any repairs, alterations, improvements, or additions pursuant to the terms of this Sublease, and/or to effect any cure of Subtenant's default (which Sublandlord has elected to cure) pursuant to the provisions of this Sublease, and/or to exhibit the Subleased Premises to third parties, including, without limitation, mortgagees. In addition, Sublandlord shall be entitled (but not obligated) to enter the Subleased Premises at any time

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without notice in the event of an emergency.

14. ESTOPPEL STATEMENT. Subtenant hereby agrees that from time to time, upon not less than ten (10) days prior request by Sublandlord, Subtenant will deliver to Sublandlord and to Sublandlord's designee a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect and stating the modifications); (b) the dates to which the Rent and other charges have been paid; (c) that Sublandlord is not in default under any provisions of this Sublease, or if in default, the nature thereof in detail; and (d) other matters reasonably requested by Sublandlord and/or Sublandlord's designee. Subtenant's failure to deliver such statement within ten (10) days of request shall be conclusive upon Subtenant that this Sublease is in full force and effect, free of any set-off and free of any default on Sublandlord's part.

15. ENTIRE AGREEMENT. This Sublease contains the entire agreement and understanding between the parties hereto with respect to the Subleased Premises, and there are no other terms, covenants, obligations, or representations, oral or written, of any kind whatsoever. Sublandlord and Subtenant have participated fully in the negotiation and preparation hereof, and this Sublease shall not be more strictly construed against either of the parties hereto. This Sublease may not be cancelled, changed or altered in any way unless in writing executed by Sublandlord and Subtenant (and Landlord if required by the Lease).

16. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, administrators and permitted successors and assigns.

17. NO WAIVER. The failure of Sublandlord to insist in any instance upon the strict performance or observance of any obligation by Subtenant hereunder, or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation by Subtenant or any right or option of Sublandlord. Sublandlord's receipt and acceptance of Rent or other amounts, or both, or Sublandlord's acceptance of performance of any other obligation by Subtenant, with knowledge of the Subtenant's breach of any provision of this Sublease shall not be deemed a waiver of such breach.

18. WAIVER OF JURY TRIAL; RIGHT TO COUNTERCLAIM. SUBTENANT AND SUBLANDLORD EACH HEREBY WAIVE ANY RIGHT THAT EITHER MAY HAVE TO TRIAL BY JURY IN ANY SUMMARY PROCEEDING OR OTHER ACTION OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, WITH THE RELATIONSHIP OF SUBLANDLORD TO SUBTENANT, OR WITH THE SUBLEASE PREMISES AND THE USE AND OCCUPANCY THEREOF. SUBTENANT HEREBY WAIVES ANY AND ALL RIGHTS TO ASSERT OR INTERPOSE A COUNTERCLAIM, OFFSET OR DEDUCTION OF WHATEVER NATURE IN ANY PROCEEDING,
ACTION OR OTHERWISE TO RECOVER OR OBTAIN POSSESSION OF THE SUBLEASED PREMISES.

19. AUTHORITY. If Sublandlord or Subtenant sign as a corporation, partnership or other firm or entity, each of their persons executing this Sublease on behalf of the Sublandlord or Subtenant do hereby covenant and warrant that Sublandlord and Subtenant, as applicable, are duly authorized to transact business, are in good standing and existing, and are qualified to do business in where the Subleased Premises is located; that the Sublandlord and Subtenant, as applicable, have full right and authority to enter into this Sublease; and that the persons signing on behalf of the entity have been duly authorized to do so.

20. BROKER. Both parties warrant and represent to each other that each party did not authorize any broker, salesman, agent or finder to act on its behalf in connection with the consummation of this Sublease


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other than Cushman & Wakefield whose fee shall be paid by Interim Health Care
Inc., and agree to hold the other party harmless from any claims arising out of this transaction. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

21. MISCELLANEOUS. This Sublease shall in all aspects be governed by the laws of the state where the Sublease Premises is located. Any costs arising from Sublandlord's or Landlord's consent shall be borne by Subtenant, whether or not consent is given. Time shall be of the essence with respect to the performance of all Subtenant's obligations hereunder. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease. Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month, and year first above written.

SUBLANDLORD:

INTERIM HEALTHCARE, INC.

By:     /s/ KATHLEEN A. [illegible]
        -------------------------------
Title:  C.O.O.
        -------------------------------
Date:   4/28/99
        -------------------------------


SUBTENANT:

By:     /s/ [illegible]
        -------------------------------
Title:  President
        -------------------------------
Date:   4/15/99
        -------------------------------

Attest: /s/ [illegible]
        ------------------------------

The undersigned, Landlord under the Lease in Exhibit A, hereby consents to the subletting of the premises described in Exhibit B on the terms and conditions contained in this Sublease and does not release Sublandlord from any of its obligations under the Lease. This consent shall apply only to this Sublease and shall not be deemed a consent to any other sublease.

LANDLORD:

By:
        -------------------------------
Title:
        -------------------------------
Date:
        -------------------------------


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